EXHIBIT 99.2

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                                                  JUNE 27,    DECEMBER 28,
                                                    2004          2003
                                             ------------------------------
                                                (DOLLARS IN THOUSANDS)

ASSETS
Current assets:
  Cash and cash equivalents                    $   9,013      $  12,127
  Accounts receivable, net                        20,852         20,358
  Inventories                                      2,746          2,192
  Prepaid expenses and other current assets        2,601          1,872
                                             ------------------------------
Total current assets                              35,212         36,549

Property, plant, and equipment, at cost:
  Land and improvements                            2,699          2,766
  Buildings and improvements                      14,792         15,212
  Machinery and equipment                         40,027         39,344
  Furniture and fixtures                           4,158          3,998
  Transportation equipment                         2,551          2,468
  Construction in progress                            95             49
                                             ------------------------------
                                                  64,322         63,837
  Less accumulated depreciation and
   amortization                                  (31,099)       (28,189)
                                             ------------------------------
Net property, plant and equipment                 33,223         35,648

Goodwill                                         177,726        177,678
Advertising relationships                         16,257         16,882
Subscriber lists                                   1,378          1,431
Mastheads                                         13,617         13,617
Deferred financing costs                           4,106          4,542
Other assets                                         160            151
                                             ------------------------------
Total assets                                    $281,679       $286,498
                                             ==============================

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                                                JUNE 27,     DECEMBER 28,
                                                  2004           2003
                                             ------------------------------
                                                 (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and
   capital lease obligations                    $  8,717       $ 12,439
  Accounts payable                                 5,972          6,076
  Accrued compensation                             5,415          5,817
  Deferred subscription revenue                    4,253          4,065
  Accrued interest                                 2,876          2,740
  Other accrued expenses                           2,314          1,292
                                             ------------------------------
Total current liabilities                         29,547         32,429


Long-term debt and capital lease
  obligations, less current maturities            92,950         97,160
Senior subordinated notes, including
  accrued interest, less discount                 57,837         55,588
Pension and postretirement benefits                2,215          2,194
Other liabilities                                                   262
                                             ------------------------------
Total liabilities                                182,549        187,633

Commitments and contingencies


Stockholders' equity:
  Common stock                                   106,896        106,896
  Deferred compensation                           (1,804)        (2,052)
  Accumulated deficit                             (5,080)        (4,927)
  Accumulated other comprehensive income            (882)        (1,052)
                                             ------------------------------
Total stockholders' equity                        99,130         98,865
                                             ------------------------------
Total liabilities and stockholders' equity      $281,679       $286,498
                                             ==============================

SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                            FOR THE TWENTY-SIX WEEKS ENDED
                                            ------------------------------
                                                JUNE 27,        JUNE 29,
                                                  2004            2003
                                            ------------------------------
                                                 (DOLLARS IN THOUSANDS)

Net revenues                                    $72,774        $77,361

Cost of operations:
  Production                                     23,084         24,503
  Selling                                        11,706         11,993
  Circulation                                    12,456         15,038
  General and administrative                     13,077         13,469
  Depreciation and amortization                   3,794          3,760
  Pension Curtailment                                 -         (2,532)
                                            ------------------------------
                                                 64,117         66,231
                                            ------------------------------
Operating income                                  8,657         11,130

Other (expense) income:
  Interest expense                               (8,360)        (8,506)
  Other income (expense)                             36           (165)
                                            ------------------------------
Income before income taxes                          333          2,459

Income tax expense                                  486            486
                                            ------------------------------
Net (loss) income                               $  (153)       $ 1,973
                                            ==============================

SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                             FOR THE TWENTY-SIX WEEKS ENDED
                                             ------------------------------
                                                JUNE 27,       JUNE 29,
                                                  2004           2003
                                             ------------------------------
                                                (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
Net cash provided by operating activities       $ 5,557         $ 8,925

INVESTING ACTIVITIES
Purchases of property, plant, and
  equipment, net                                   (739)         (2,302)
                                             ------------------------------
Net cash used in investing activities              (739)         (2,302)

FINANCING ACTIVITIES
Repayments of long-term debt and capital
  lease obligations                              (7,932)         (4,256)
                                             ------------------------------
Net cash used in financing activities            (7,932)         (4,256)
                                             ------------------------------
Net (decrease) increase in cash                  (3,114)          2,367
Cash at beginning of year                        12,127           6,368
                                             ------------------------------
Cash at end of period                           $ 9,013         $ 8,735
                                             ==============================

SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)
                                 (IN THOUSANDS)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

21st Century Newspapers (the "Company" or "21st Century") is primarily engaged in the publishing and distribution of various newspaper publications. The Company operates primarily in Michigan and was initially established in 1997 for the purpose of completing the acquisitions of Great Lakes Media, Inc. ("GLM") and Independent Newspapers, Inc. ("INI").

Basis of Presentation

The condensed consolidated financial statements include the accounts of 21st Century and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed consolidated interim financial statements included herein have been prepared by the Company, without audit, in accordance with accounting principles generally accepted in the United States ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated interim financial statements do not include all of the information and footnote disclosure required by GAAP for complete financial statements. In the opinion of the Company's management, the accompanying unaudited condensed consolidated financial statements contain all material adjustments (consisting only of those of a normal and recurring nature) necessary to present fairly its financial position as of June 27, 2004 and December 28, 2003 and the results of its operations and cash flows for the twenty-six week periods ended June 27, 2004 and June 29, 2003. These financial statements should be read in conjunction with 21st Century's December 28, 2003 audited Consolidated Financial Statements and Notes thereto. The interim operating results are not necessarily indicative of the results to be expected for an entire year.

Revenue Recognition

Subscription revenue is deferred and recognized over the term of the subscriptions, as newspapers are delivered. Advertising revenue, which includes display advertising and classified advertising, is deferred and recognized at the time the advertisement is run in the related newspaper.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Stock Based Compensation

The Company accounts for its stock-based compensation plans under the provisions of APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). The Company presents the disclosure requirements of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") and SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 123 requires companies that elect not to account for stock-based compensation as prescribed by that statement to disclose, among other things, the pro forma effects on operations as if SFAS 123 had been adopted. SFAS No. 148 provides for alternative methods of transitioning to SFAS 123. The Company will continue to use the intrinsic value method of accounting for stock-based compensation as allowed by

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)
                                 (IN THOUSANDS)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SFAS 148. Compensation expense totaling $247 and $162 was recognized in net income for twenty-six weeks ended June 27, 2004 and June 29, 2003, respectively, for employee stock options granted at an exercise price below the market value of the common stock on the date of the grant. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the period ended June 27, 2004, the pro-forma expense related to the fair value of stock options totaled approximately $378. As such, the net loss for the twenty-six weeks ended
June 27, 2004 would have increased to $531.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates and such differences may be material.

2. EMPLOYEE BENEFIT PLANS

Pension and Other Post-retirement Benefits

Net Periodic Benefit Cost for the twenty-six weeks ended June 27, 2004 and June 29, 2003 included the following components:

                                                                 Other
                                                             Post-Retirement
                                       Pension Benefits         Benefits
                                    --------------------  --------------------
(DOLLARS IN THOUSANDS)                 2004     2003        2004        2003
--------------------------------------------------------  --------------------
COMPONENTS OF NET PERIODIC BENEFIT
COST:
    Service Cost                       $  26    $  104       $  9        $ 38
    Interest Cost                        136       164         17          31
    Expected Return on Plan Assets      (146)     (166)         -           -
    Amortization of:
     Net Transition Obligation             -         -          -           -
     Prior Service Cost                    -         1        (24)          -
     (Gain)/Loss                          29        21         10           5
    ----------------------------------------------------  --------------------
    Net Periodic Benefit Cost             45       124         12          74
    Curtailment (Gain)                     -    (2,532)         -           -
                                    --------------------  --------------------
    Total Benefit Cost                 $  45   $(2,408)      $ 12        $ 74
    ====================================================  ====================

The Company expects to contribute $113 to the pension plans it sponsors in fiscal year 2004. For the post-retirement health and life insurance plans, the Company expects to contribute approximately $35 in fiscal year 2004. As of June 27, 2004, approximately $17 has been contributed by the Company to the post-retirement health and life insurance plans.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)
                                 (IN THOUSANDS)


3. COMMITMENTS AND CONTINGENCIES

The Company is involved in various claims and legal actions occurring in the normal course of business. Management intends to vigorously defend all significant litigation and, in the opinion of management, ultimate resolution of these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

4. SUBSEQUENT EVENTS

On August 12, 2004, Journal Register Company purchased all of the outstanding common stock of the Company in exchange for $415,000. In connection with the acquisition, all of the Company's outstanding debt was repaid in full.